Exhibit 4.11

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 2, 2012, among Palo Alto Healthcare Master Fund, L.P., a Cayman Islands limited Partnership (“PAHF”), Palo Alto Healthcare Master Fund II, L.P., a Cayman Islands limited Partnership (“PAHF II”), Micro Cap Partners, L.P., a Delaware limited partnership (“Micro Cap” and, collectively with PAHF and PAHF II, “PAI”), Sofinnova Venture Partners VIII L.P., a Delaware limited partnership (“Sofinnova”) and Growth Equity Opportunities Fund III, LLC, a Delaware limited liability company (each a “Shareholder” and collectively, the “Shareholders”) on the one hand, and Alimera Sciences, Inc., a Delaware corporation (the “Company”), on the other hand.

WHEREAS, the Shareholders, and the Company have entered into a Securities Purchase Agreement, dated as of July 17, 2012 (the “Securities Purchase Agreement”), pursuant to which the Shareholders have acquired beneficial ownership of an aggregate of 1,000,000 shares of Series A Preferred Stock of the Company, par value $0.01 per share (the “Preferred Stock”) and warrants to purchase an aggregate of 300,000 shares of Preferred Stock (the “Warrants”); and

WHEREAS, the parties each desire to make certain covenants and agreements concerning, among other things, the registration from time to time of the Shareholders’ shares of Common Stock issued upon conversion of the Preferred Stock (including any shares of Common Stock issued upon conversion of the Preferred Stock issuable upon exercise of the Warrants the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the Company and the Shareholder hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1. Defined Terms. In addition to other terms defined elsewhere in this Agreement, as used in this Agreement, the following capitalized terms have the respective meanings set forth below:

“Affiliate” shall mean, with respect to any person, any other person that directly or indirectly through one or more intermediaries controls or is controlled by or is under Common control with such person. For the purposes of this definition, “control” when used with respect to any particular person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Blackout Period” shall have the meaning assigned to such term in Section 3.1(b).

“Board” shall mean the board of directors of the Company.

“Claims” shall have the meaning assigned to such term in Section 3.6(a).

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Demand Period” shall have the meaning assigned to such term in Section 3.1(a).

“Demand Registration” shall have the meaning assigned to such term in Section 3.1(a).

“Demand Request” shall have the meaning assigned to such term in Section 3.1(a).

“Effective Period” shall have the meaning assigned to such term in Section 3.4(a)(iii).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Inspectors” shall have the meaning assigned to such term in Section 3.4(a)(iv).

“Maximum Number” shall have the meaning assigned to such term in Section 3.2(b).

“Material Transaction” shall have the meaning assigned to such term in Section 3.1(b).

“Other Holder” shall have the meaning assigned to such term in Section 3.2(b).

“Person” shall mean any individual, corporation, company, partnership, joint venture, trust, group (as such term is used in Rule 13d-5 under the Exchange Act), business association, government or political subdivision thereof, governmental body or other entity.

“Piggy-Back Registration” shall have the meaning assigned to such term in Section 3.2(a).

“Piggy-Back Request” shall have the meaning assigned to such term in Section 3.2(a).

“Records” shall have the meaning assigned to such term in Section 3.4(a)(iv).

“Registrable Securities” means (x) any shares of Common Stock issued or issuable upon conversion of the Preferred Stock issued to any Shareholder pursuant to the Securities Purchase Agreement, the Warrant Shares, and any Common Stock subsequently issued or issuable with respect to such securities upon any recapitalization, stock dividend, stock split or similar event and (y) any shares of Common Stock held by a Shareholder as of the date hereof. As to any particular Registrable Securities held by any particular Shareholder, once issued, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Shareholder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 under the Securities Act (or any successor provision), (iii) the date on which all such Registrable Securities may be freely sold publicly in a single quarter under Rule 144(k) under the Securities Act (or any successor provision) (assuming the “holding period” for purposes of Rule 144 under the Securities Act commenced on the date hereof) and the Company shall have issued to the applicable holder new unlegended shares and cancelled any stop transfer restrictions or other restrictions with respect to such securities; or (iv) such securities shall have ceased to be outstanding. For purposes of this Agreement, any required calculation of the amount of, or percentage of, Registrable Securities shall be based on the number of shares of Common Stock issuable upon conversion of the Preferred Stock and Warrant Shares, as applicable, which are Registrable Securities. For the avoidance of doubt, (1) “Registrable Securities” shall not include Shares of Preferred Stock that have not converted into Common Stock or Common Stock purchased in the open market or acquired from a third party following such closing, (2) no Shareholder shall be required to actually convert shares of Preferred Stock into Common Stock in order to exercise its rights hereunder with respect to Registrable Securities, and any such conversion into Common Stock may be conditioned on the occurrence of a registration of the Registrable Securities and (3) any Registrable Securities held by a Subsidiary Holder of a Shareholder shall be deemed to be held by such Shareholder for purposes of this Agreement and shall be deemed to be “Registrable Securities”.

“Registration” shall have the meaning assigned to such term in Section 3.2(a).

“Registration Expenses” shall have the meaning assigned to such term in Section 3.5.

“SEC” shall mean the United States Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act or the Exchange Act, as applicable, whichever is the relevant statute.

“Shelf Registration” shall have the meaning assigned to such term in Section 3.1A(a)(i).

“Subsidiary Holder” shall mean any direct or indirect, majority-owned subsidiary of the Shareholder, and/or any investment fund that is an Affiliate of the Shareholder, which has beneficial ownership of any of the Registrable Securities during the term of this Agreement.

“Warrant” means a warrant to purchase shares of Preferred Stock delivered to the Shareholders at the closing of the purchase and sale of the securities pursuant to the Securities Purchase Agreement.

“Warrant Shares” means the shares of Common Stock issued or issuable upon conversion of the Preferred Stock issued upon exercise of the Warrants or upon exercise of the Warrants if such Warrants are exercised for Common Stock.

Section 1.2. General. Unless the context otherwise requires, references in this Agreement to any “section” or “article” shall mean a section or article of this Agreement, as the case may be, and the terms “hereof,” “hereunder” and “hereto” and words of similar meaning shall mean this Agreement in its entirety and not any particular provisions of this Agreement. Unless the context otherwise requires, the terms defined herein include the singular as well as the plural.

Unless the context otherwise requires, each reference herein to the Securities Act, the Exchange Act or Rule 144 (or any other rule, regulation or form promulgated under either such statute) shall be deemed to mean, as of any time, such statute, rule, regulation or form as then in effect, after all amendments thereto, or, if not then in effect, any successor statute, rule, regulation or form as then in effect, after all amendments thereto.

Section 1.3. Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of Each Shareholder. Each Shareholder, severally and not jointly, hereby represents and warrants to the Company, as to itself only (i) that it has been duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) that it has all requisite corporate power and authority and has received all requisite approvals (including all necessary corporate, partnership, limited liability company or similar action, as applicable) to complete the transactions contemplated hereby, and (iii) that this Agreement has been duly authorized, executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms.

Section 2.2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Shareholders (i) that it has been duly organized and is an existing corporation in good standing under the laws of the State of Delaware, (ii) that it has all requisite corporate power and authority, and has received all requisite approvals (including any necessary approval of the Board) to complete the transactions contemplated hereby and (iii) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement enforceable against the Company in accordance with its terms.

ARTICLE III

REGISTRATION RIGHTS

Section 3.1. Demand Registrations. (a) At any time following March 1, 2013 and prior to the date on which the Company shall have obtained a written opinion of legal counsel reasonably satisfactory to the Shareholders (it being agreed that Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (“Gunderson Dettmer”) is reasonably satisfactory) and addressed to the Company and the Shareholders to the effect that the Shares may be publicly offered for sale in the United States by the Shareholders or any Subsidiary Holder without restriction as to manner of sale and amount of securities sold and without registration or other restriction under the Securities Act (such period, the “Demand Period”), PAI shall have the right on one occasion and Sofinnova shall have the right on one occasion to require the Company to file a registration statement under the Securities Act in respect of all or a portion of the Registrable Securities by delivering to the Company written notice, signed by holders of the Registrable Securities representing 25% of the then outstanding shares of Registrable Securities, stating that such right is being exercised, specifying the number of the Registrable Securities to be included in such registration and describing the intended method of distribution thereof, provided that such Registrable Securities have an aggregate value of at least $5,000,000 (a “Demand Request”). As promptly as practicable, but in no event later than forty-five (45) days after the Company receives a Demand Request, the Company shall effect such Demand Request pursuant to the Shelf Registration (it being understood that the Company shall also maintain the Shelf Registration available for resales of Registrable Securities by the Shareholders in accordance with Section 3.1A); provided, however, that if the Company shall not be permitted by applicable law (including without limitation the rules and regulations promulgated by the SEC) to effect such Demand Request pursuant to the Shelf Registration, then the Company shall file with the SEC and thereafter use its best efforts to cause to be declared effective promptly a registration statement (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested) (such registration as described in this sentence, a “Demand Registration”) providing for the registration of such number of Registrable Securities the Shareholders shall have demanded be registered for distribution in accordance with such intended method of distribution.

(b) Anything in this Agreement to the contrary notwithstanding, the Company shall be entitled to postpone and delay, for a reasonable period of time, not to exceed ninety (90) days in the case of clauses (i) and (ii) below, or thirty (30) days in the case of clause (iii) below (each, a “Blackout Period”), the filing of any Demand Registration if the Company shall determine that any such filing or the offering of any Registrable Securities would (i) in the good faith judgment of the Board, unreasonably impede, delay or otherwise interfere with any pending or contemplated material acquisition, corporate reorganization or other similar material transaction involving the Company (each, a “Material Transaction”), (ii) based upon advice from the Company’s investment banker or financial advisor, materially adversely affect any pending or contemplated financing, offering or sale of any class of securities by the Company, or (iii) in the good faith judgment of the Board require disclosure of material non-public information (other than information relating to an event described in clause (i) or (ii) of this subSection (b) which, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that in the case of a Blackout Period pursuant to clause (i) or (ii) above, the Blackout Period shall earlier terminate upon the completion or abandonment of the relevant securities offering or sale, financing, acquisition, corporate reorganization or other similar material transaction unless the Blackout Period is also permitted for a different reason under clauses (i), (ii) or (iii); and provided, further, that in the case of a Blackout Period pursuant to clause (iii) above, the Company shall give written notice of its determination to postpone or delay the filing of any Demand Registration and in the case of clause (iii) above, the Blackout Period shall earlier terminate upon public disclosure by the Company or public admission by the Company of such material non-public information or such time as such material non-public information shall be publicly disclosed without breach by the Shareholders of the penultimate sentence of this subSection (b); and provided, further, that in the case of a Blackout Period pursuant to clause (i), (ii) or (iii) above, the Company shall furnish to the Shareholders a certificate of an executive officer of the Company to the effect that an event permitting a Blackout Period has occurred. Notwithstanding anything herein to the contrary, the Company shall not exercise pursuant to clause (i) or (ii) of the preceding sentence the right to postpone or delay the filing of any Demand Registration more than twice in any twelve (12) month period. Upon notice by the Company to each Shareholder of any such determination, each Shareholder covenants that it shall keep the fact of any such notice strictly confidential, and, in the case of a Blackout Period pursuant to clause (iii) above or Section 3.1(c) below, promptly halt any offer, sale, trading or transfer by it or any of its Affiliates of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Demand Registration, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed by the Company, will deliver to the Company any copies then in such Shareholder’s possession of the prospectus covering such Registrable Securities, that was in effect at the time of receipt of such notice. After the expiration of any Blackout Period and without further request from the Shareholders, the Company shall effect the filing of the relevant Demand Registration and shall use its best efforts to cause any such Demand Registration to be declared effective as promptly as practicable unless the Shareholders shall have, prior to the effective date of such Demand Registration, withdrawn in writing its initial request, in which case such withdrawn request shall not constitute a Demand Registration for purposes of determining the number of Demand Registrations to which the Shareholder is entitled under this Agreement.

(c) Anything in this Agreement to the contrary notwithstanding, in case a Demand Registration has been filed, if a Material Transaction has occurred, the Company may cause such Demand Registration to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Demand Registration for a reasonable period of time, not to exceed ninety (90) days; provided, however, that in no event shall a Demand Registration so withdrawn by the Company count for the purposes of determining the number of Demand Registrations to which the Shareholders are entitled under Section 3.1(a).

(d) The Shareholders may withdraw a Demand Request in circumstances including, but not limited to, the following: if (i) the Company is in material breach of its obligations hereunder and has not cured such breach after having received notice thereof and a reasonable opportunity to do so or (ii) the withdrawal occurs during a Blackout Period. Any Demand Request withdrawn (x) pursuant to subSection (d)(ii) prior to such Demand Registration becoming effective or (y) pursuant to subSection (d) (i) shall not constitute a Demand Registration for the purposes of determining the number of Demand Registrations to which the Shareholders are entitled under Section 3.1(a). For the avoidance of doubt, any Demand Request withdrawal not contemplated by subsections (d)(i) or (d)(ii) shall constitute a Demand Registration for the purposes of determining the number of Demand Registrations to which the Shareholders are entitled under Section 3.1(a) unless the Shareholders reimburse the Company for all expenses related to such registration and withdrawal.

(e) The Company may elect to include in any registration statement filed pursuant to this Section 3.1 any securities to be issued by it or held by any of its subsidiaries or by any other shareholders only to the extent such securities are offered and sold pursuant to, and on the terms and subject to the conditions of, any underwriting agreement or distribution arrangements entered into or effected by the Shareholders and only to the extent the managing underwriter thereof does not reasonably and in good faith advise the Shareholders prior to the consummation of any Demand Registration that the inclusion in such registration statement of any such securities to be issued by the Company or sold by any of its subsidiaries or any other shareholder will not create a substantial risk that the price per share of Registrable Securities that the Shareholders will derive from such Demand Registration will be materially and adversely affected or that the number of securities sought to be registered (including any securities sought to be registered at the request of the Company and any other shareholder and those sought to be registered by the Shareholders) is a greater number than can be reasonably sold.

(f) The managing underwriter for any Demand Registration shall be selected by the Shareholders, provided that such managing underwriter or underwriters shall be of recognized international standing.

Section 3.1A. Shelf Registration Statement. (a) Subject to Section 4.1, the Company shall:

(i) file an “evergreen” shelf registration statement on Form S-3 (or, in the event Form S-3 is unavailable to the Company, Form S-1) pursuant to Rule 415 under the Securities Act (or any successor provisions), providing for an offering to be made on a continuous basis of the Registrable Securities (the “Shelf Registration”), with the Company to use reasonable best efforts to make such filing on or before the date 45 days from the date hereof;

(ii) use reasonable best efforts to cause the Shelf Registration to become effective as soon as practicable after such filing, and in any event within 120 days from the date hereof;

(iii) use commercially reasonable efforts to maintain in effect, supplement and amend, if necessary, the Shelf Registration, as required by the instructions applicable to such registration form or by the Securities Act;

(iv) furnish, upon request, to the holders of the Registrable Securities to which the Shelf Registration relates copies of any supplement or amendment to such Shelf Registration prior to such supplement or amendment being used and/or filed with the SEC; and

(v) pay all Registration Expenses in connection with the Shelf Registration, whether or not it becomes effective, and whether all, some or none of the Registrable Securities to which it relates are sold pursuant to it.

(b) If at any time before the third anniversary of the effectiveness of the Shelf Registration, the Shelf Registration ceases to be effective, the Company shall use commercially reasonable efforts to file and use its commercially reasonable efforts to cause to become effective a new “evergreen” shelf registration statement providing for an offering to be made on a continuous basis of the Registrable Securities by the Shareholders. Such shelf registration statement shall be filed on Form S-3 or, if Form S-3 is unavailable to the Company, on Form S-1.

(c) If, after the Shelf Registration has become effective, it is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or authority, the Company shall use its commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

Section 3.2. “Piggy-Back” Registrations. (a) If, at any time following the purchase of the securities pursuant to the Securities Purchase Agreement, the Company proposes to register any securities under the Securities Act on a registration statement on Form S-1, Form S-2 or Form S-3 (or any equivalent general registration form then in effect other than (i) pursuant to a Demand Registration under Section 3.1, a Shelf Registration under Section 3.1A or (iii) pursuant to the Company’s Registration Statement on Form S-3, filed with the SEC on May 27, 2011, as the same may be amended from time to time) for purposes of a primary offering, secondary offering or combined offering of such securities, the Company shall give prompt written notice to each Shareholder of its intention to do so. Such notice shall specify, at a minimum, the number of securities so proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such securities, any proposed managing underwriter or underwriters of such offering and a good faith estimate by the Company of the proposed maximum offering price thereof, as such price is proposed to appear on the facing page of such registration statement. Upon the written direction of the Shareholders (a “Piggy-Back Request”), given within fifteen (15) business days following the receipt by the Shareholders of any such written notice (which direction shall specify the number of the Registrable Securities intended to be disposed of by the Shareholders), the Company shall include in such registration statement (a “Piggy-Back Registration” and, collectively with a Demand Registration or a Shelf Registration, a “Registration”), subject to the provisions of Section 3.2 hereof, such number of the Registrable Securities as shall be set forth in such Piggy-Back Request.

(b) In the event that the Company proposes to register securities in connection with an underwritten offering and a nationally recognized independent investment banking firm selected by the Company to act as managing underwriter thereof reasonably and in good faith shall have advised the Company, any holder of securities intending to offer such securities in a secondary offering or combined offering (each, an “Other Holder”) or the Shareholders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Registrable Securities sought to be registered by the Shareholders creates a substantial risk that the price per share of Common Stock that the Company or any other Holder will derive from such registration will be materially and adversely affected or that the number of securities sought to be registered (including any securities sought to be registered at the request of the Company and any other Holder and those sought to be registered by the Shareholders) is a greater number than can reasonably be sold, the Company shall include in such registration statement such number of securities as the Company, any other Holder and the Shareholders are so advised can be sold in such offering without such an effect (the “Maximum Number”) as follows and in the following order of priority: (A) first, such number of securities as the Company intended to be registered and sold by the Company and (B) second, in the case of a secondary offering or a combined offering and if and to the extent that the number of securities to be registered under clause (A) is less than the Maximum Number, such number of securities as the Shareholders and any other Holder shall have intended to register which, when added to the number of securities to be registered under clause (A), is less than or equal to the Maximum Number; provided that if such number exceeds the Maximum Number, the securities of the Shareholders and such other Holders will be excluded on a pro rata basis according to the total number of Registrable Securities and securities requested to be registered by such persons.

(c) No Piggy-Back Registration effected under this Section 3.2 shall be deemed to have been effected pursuant to Section 3.1 hereof or shall release the Company of its obligations to effect any Demand Registration upon request as provided under Section 3.1 hereof.

(d) Notwithstanding any request under this Section 3.2, each of the Shareholders and all other Holders may elect in writing to withdraw its request for inclusion of its securities in any registration statement provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, the Shareholders and/or any such other Holder shall no longer have any right to include securities in the registration as to which such withdrawal was made.

(e) If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each of the Shareholders and all other Holders and (i) in the case of a determination not to register, shall be relieved of its obligation to register any securities in connection with such abandoned registration, without prejudice, however, to the rights of the Shareholders under Section 3.1 and (ii) in the case of a determination to delay such registration of the Company’s securities, shall be permitted to delay the registration of such securities for the same period as the delay in registering such other securities.

(f) If, as a result of the proration provisions of this Section 3.2, the Shareholders and/or any other Holder shall not be entitled to include all securities in a registration that the Shareholders and/or any other Holder has requested to be included, the Shareholders and/or any other Holder may elect to withdraw his request to include securities in such registration or may reduce the number of securities requested to be included, provided that the same limitations in subSection (d) shall apply.

Section 3.3. Additional Agreements. Anything in this Agreement to the contrary notwithstanding, if at any time the Company shall obtain a written opinion of legal counsel reasonably satisfactory to the Shareholders (it being agreed that Gunderson Dettmer is reasonably satisfactory) and addressed to the Company and the Shareholders to the effect that the Registrable Securities may be publicly offered for sale in the United States by the Shareholders or any Subsidiary Holder without restriction as to manner of sale and amount of securities sold and without registration or other restriction under the Securities Act, the Company shall no longer be obligated to file or maintain a registration statement with respect to the Registrable Securities pursuant to this Agreement. In such case, the Company shall issue to the Shareholders certificates representing the Registrable Securities without any legend restricting transfer and shall remove all stop transfer orders relating to the Registrable Securities.

Section 3.4. Registration Procedures. (a) In connection with each registration statement prepared pursuant to this Agreement, and in accordance with the intended method or methods of distribution of the Registrable Securities as described in such registration statement, the Company shall, as soon as reasonably practicable (and, in any event, subject to the terms of this Agreement, including, without limitation, Section 3.1(a), at or before the time required by applicable laws and regulations):

(i) Prepare and file with the SEC a registration statement on an appropriate registration form of the SEC, with respect to such Registrable Securities, which form shall be selected by the Company with each Shareholder’s reasonable consent, and use its commercially reasonable efforts to cause such registration statement to become and remain effective promptly; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to one counsel selected by the Shareholders, and the sales or placement agent or agents, if any, for the Registrable Securities and the managing underwriter or underwriters, if any, draft copies of all such documents proposed to be filed at least seven (7) days prior to such filing, which documents will be subject to the reasonable review of the Shareholders, the sales or placement agent or agents, if any, for the Registrable Securities and the managing underwriter or underwriters, if any, and their respective agents and representatives and (x) the Company will not include in any registration statement information concerning or relating to the Shareholders to which the Shareholders shall reasonably object in writing (unless the inclusion of such information is required by applicable law or the regulations of any securities exchange to which the Company may be subject), and (y) the Company will not file any Demand Registration or amendment thereto or any prospectus or any supplement thereto to which the Shareholders shall reasonably object in writing;

(ii) Furnish without charge to the Shareholders, the sales or placement agent or agents, if any, and the managing underwriter or underwriters, if any, such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the summary, preliminary, final, amended or supplemented prospectuses included in such registration statement in conformity with the requirements of the Securities Act and any regulations promulgated thereunder and (upon the reasonable request by the Shareholders) any documents incorporated therein by reference and such other documents as the Shareholders may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities (the Company hereby consenting to the use in accordance with all applicable law of the prospectus or any amendment or supplement thereto by the Shareholders in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

(iii) Use its commercially reasonable efforts to keep such registration statement effective for at least 180 days (not counting any period that such registration statement is not effective pursuant to Section 3.1(c)) (the “Effective Period”); prepare and file with the SEC such amendments, post-effective amendments and supplements to the registration statement and the prospectus as may be necessary to maintain the effectiveness of the registration for the Effective Period and to cause the prospectus (and any amendments or supplements thereto) to be filed pursuant to Rules 424 and 430A under the Securities Act and/or any successor rules that may be adopted by the SEC, as such rules may be amended from time to time; and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended method or methods of distribution thereof, as specified in writing by the Shareholders;

(iv) Make available for inspection by the Shareholders or by any underwriter, attorney, accountant or other agent retained by the Shareholders (collectively, the “Inspectors”) financial and other records and pertinent corporate documents of the Company (collectively, the “Records”), provide the Inspectors with opportunities to discuss the business of the Company with its officers and provide opportunities to discuss the business of the Company with the independent public accountants who have certified its most recent annual financial statements, in each case to the extent customary for transactions of the size and type intended, as specified by the Shareholder, but only to the extent reasonably necessary to enable the Shareholders or any underwriter retained by the Shareholders to conduct a “reasonable investigation” for purposes of Section 11 (a) of the Securities Act. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspector unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or a material fact or omission to state a material fact in the Registration, (B) the disclosure of such Records is required by any court or governmental body with jurisdiction over either Shareholder or Inspector or (C) all of the information contained in such Records has been made generally available to the public. Each Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by any governmental body, promptly give prior notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of those Records deemed confidential;

(v) If requested by the Shareholders and reasonably agreed to by the Company, promptly incorporate in a prospectus, prospectus supplement or post-effective amendment such information as the Shareholders reasonably specify should be included therein, including, without limitation, information relating to the planned distribution of Registrable Securities, the number of Registrable Securities being sold by the Shareholders, the name and description of each Shareholder, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect of the Registrable Securities being sold, the purchase price being paid therefor to the Shareholders and information with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, except to the extent that the Company is advised by outside counsel that the inclusion of such information is reasonably likely to violate applicable securities laws; and make all required filings of such prospectus, prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus, prospectus supplement or post-effective amendment;

(vi) If requested by the Shareholders, use reasonable efforts to participate in and assist with a “road show” and other customary marketing efforts in connection with the sale of Registrable Securities pursuant to such registration statement, at such times and in such manner as the Company and the Shareholder mutually may determine (and as do not unreasonably interfere with the Company’s operations);

(vii) Use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Shareholders shall reasonably request, keep such registrations or qualifications in effect for so long as the registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary to enable the Shareholders or any underwriter to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided, however, that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified; to execute or file any general consent to service of process under the laws of any jurisdiction; to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Registrable Securities covered by the registration statement; or to subject itself to taxation in any jurisdiction where it would not otherwise be obligated to do so, but for this paragraph (vii);

(viii) Use commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Shareholder to consummate the public sale or other disposition of the Registrable Securities;

(ix) Use commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be approved for trading on a national interdealer quotation system or listed on the securities exchanges on which similar securities issued by the Company are then listed or traded;

(x) Promptly notify each Shareholder, at any time when a prospectus relating to any of the Registrable Securities covered by such registration statement is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of the Shareholders, promptly prepare and furnish to the Shareholders a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(xi) Promptly notify each Shareholder, the sales or placement agent or agents, if any, for the Registrable Securities and the managing underwriter or underwriters, if any, thereof, after becoming aware thereof, when the registration statement or any related prospectus or any amendment or supplement has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (A) of any request by the SEC for amendments or supplements to the registration statement or the related prospectus or for additional information, (B) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose or (D) within the Effective Period of the happening of any event which makes any statement in the registration statement or any post-effective amendment thereto, prospectus or any amendment or supplement thereto, or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or post- effective amendment thereto or any prospectus or amendment or supplement thereto so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading;

(xii) During the Effective Period, use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement or any posteffective amendment thereto;

(xiii) Permit each Shareholder if, in its sole judgment exercised in good faith, it believes it might be deemed to be a controlling person of the Company, to participate in the preparation of such registration statement and all discussions between the Company and the SEC or its staff with respect to such registration statement, and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of the Shareholders should be included;

(xiv) Deliver promptly to each Shareholder, upon such Shareholder’s request, copies of all correspondence between the SEC and the Company, its counselor auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit the Shareholders to do such investigation, with respect to information contained in or omitted from the registration statement, as it deems reasonably necessary. Each Shareholder agrees that it will use commercially reasonable efforts not to interfere unreasonably with the Company’s business when conducting any such investigation;

(xv) Provide a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement, which transfer agent and registrar may be the Company, subject to any applicable law or regulations;

(xvi) Cooperate with the Shareholders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing such Registrable Securities to be sold under the registration statement, which certificates shall not bear any restrictive legends except as required by law; and, in the case of an underwritten offering, enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, may request in writing at least five (5) business days prior to any sale of the Registrable Securities to the underwriters;

(xvii) Enter into such agreements (including, if the offering is an underwritten offering, an underwriting agreement) as are customary in transactions of such kind and take such other actions as are reasonably necessary in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities; and (A) make such representations and warranties with respect to the registration statement, post-effective amendment or supplement thereto, prospectus or any amendment or supplement thereto, and documents incorporated by reference, if any, to the managing underwriter or underwriters, if any, of the Registrable Securities and, at the option of each Shareholder, make to and for the benefit of such Shareholder the representations, warranties and covenants of the Company which are being made to the underwriters, in form, substance and scope as are customarily made by the Company in connection with offerings of Registrable Securities in transactions of such kind (representations and warranties by the other Holders shall also be made as are customary in agreements of that type); provided that the Company shall not be required to make any representations or warranties with respect to information specifically provided by such other Holders or their respective representatives for inclusion in the registration documents; (B) obtain an opinion of counsel to the Company (which counsel may be internal counsel for the Company unless the managing underwriter or underwriters shall otherwise reasonably request) in customary form and covering matters of the type customarily covered by such an opinion, addressed to such managing underwriter or underwriters, if any, and to the Shareholders and dated the date of the closing of the sale of the Registrable Securities relating thereto; (C) obtain a “comfort” letter or letters from the independent certified public accountants who have certified the Company’s most recent audited financial statements that are incorporated by reference in the registration statement which is addressed to each Shareholder and the managing underwriter or underwriters, if any, and is dated the date of the prospectus used in connection with the offering of such Registrable Securities and/or the date of the closing of the sale of such Registrable Securities relating thereto, such letter or letters to be in customary form and covering such matters of the type customarily covered by “comfort” letters of such type; (D) deliver such documents and certificates as may be reasonably requested by the Shareholders and the managing underwriter or underwriters, if any, of the Registrable Securities to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and (E) undertake such obligations relating to expense reimbursement, indemnification and contribution as provided in Sections 3.5 and 3.6 hereof; and

(xviii) Comply with all applicable rules and regulations of the SEC.

(b) In the event that the Company would be required, pursuant to Section 3.4(a)(xi)(D) above, to notify the Shareholders, the sales or placement agent or agents, if any, for the Registrable Securities and the managing underwriter or underwriters, if any, thereof, the Company shall, subject to the provisions of Section 3.1(b) hereof, as promptly as reasonably practicable, prepare and furnish to each Shareholder, to each placement or sales agent, if any, and to each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus shall not contain an untrue statement or a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Shareholders agree that, upon receipt of any notice from the Company pursuant to Section 3.4(a)(xi)(D) hereof, each Shareholder shall, and shall use its best efforts to cause any sales or placement agent or agents for the Registrable Securities and the underwriters, if any, thereof, to forthwith discontinue disposition of the Registrable Securities until such person shall have received copies of such amended or supplemented prospectus and, if so directed by the Company, to destroy or to deliver to the Company all copies, other than permanent file copies, then in its possession of the prospectus (prior to such amendment or supplement) covering such Registrable Securities as soon as practicable after the Shareholder’s receipt of such notice.

(c) Each Shareholder shall furnish to the Company in writing such information regarding such Shareholder and its intended method of distribution of the Registrable Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order for the Company to comply with its obligations under all applicable securities and other laws and to ensure that the prospectus relating to such Registrable Securities conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder. The Shareholders shall notify the Company as promptly as reasonably practicable of any inaccuracy or change in information previously furnished by or on behalf of the Shareholders to the Company or of the occurrence of any event, in either case as a result of which any prospectus relating to the Registrable Securities contains or would contain an untrue statement of a material fact regarding the Shareholders or its intended method of distribution of such Registrable Securities or omits to state any material fact regarding the Shareholders or its intended method of distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to the Shareholders or the distribution of the Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The Shareholders agree not to, and shall not cause any Subsidiary Holder to, effect any sale or distribution of any Registrable Securities, including any sale pursuant to Rule 144 under the Securities Act, and not to effect any such sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the ten (10) days prior to, and during the ninety (90) day period (or such longer period as the Shareholder and/or the applicable Subsidiary Holder agrees with the underwriter of such offering) beginning on, the consummation of any underwritten public offering of the Registrable Securities covered by a registration statement referred to in Section 3.2 if such Shareholder’s or such Shareholder’s Subsidiary Holder’s Registrable Securities are being sold thereunder.

(e) In the case of any registration under Section 3.1 pursuant to an underwritten offering, or in the case of a Registration under Section 3.2 if the Company has determined to enter into an underwriting agreement in connection therewith, all Registrable Securities to be included in such Registration shall be subject to such underwriting agreement and no person may participate in such Registration unless such person agrees to sell such person’s securities on the basis provided therein and completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be reasonably requested to register such person’s Registrable Securities.

Section 3.5. Registration Expenses. The Company agrees to bear and to pay, or cause to be paid, promptly upon request being made therefor, all expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation: (a) all fees and expenses in connection with the qualification of the Registrable Securities for offering and sale under state securities or “blue sky” laws referred to in Section 3.4(a)(vii) hereof, including reasonable fees and disbursements of counsel for any placement or sales agent or underwriter in connection with such qualifications, (b) all expenses relating to the preparation, printing, distribution and reproduction of the registration statement, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the certificates representing the Registrable Securities and all other documents relating hereto, (c) the costs and charges of any escrow agent, transfer agent or registrar, (d) fees, disbursements and expenses of the Company’s counsel and its other advisors and experts and independent certified public accountants of the Company (including the expenses of any opinions or “comfort” letters required by or incident to such performance and compliance), (e) the fees and expenses incurred in connection with the listing of the Registrable Securities on The NASDAQ Global Market and any other stock exchange or national securities exchange on which Registrable Securities shall at such time be listed, and (f) reasonable fees and disbursements of counsel retained by the Shareholders in connection with registration pursuant to this Agreement (collectively, the “Registration Expenses”). To the extent that any Registration Expenses are incurred, assumed or paid by the Shareholders, any sales or placement agent or agents for the Registrable Securities and the underwriters, if any, thereof, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor. The Shareholders shall pay all underwriting discounts and commissions and any capital gains, income or transfer taxes, if any, attributable to the sale of the Registrable Securities being registered.

Section 3.6. Indemnification: Contribution. (a) Indemnification by the Company. To the extent permitted by law, the Company shall, and it hereby agrees to, indemnify and hold harmless each Shareholder, and each person who participates as a placement or sales agent or as an underwriter in any offering or sale of the Registrable Securities, against any losses, claims, damages or liabilities to which the Shareholder or such agent or underwriter may become subject, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) (collectively, “Claims”) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company shall, and it hereby agrees to, promptly reimburse each Shareholder or any such agent or underwriter for any legal or other out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such Claims; provided, however, that the Company shall not be liable to any such person in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary or final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Shareholders or any agent, underwriter or representative of the Shareholders, or by the Shareholders’ failure to furnish the Company, upon request, with the information with respect to the Shareholders, or any agent, underwriter or representative of the Shareholders, or the Shareholders’ intended method of distribution, that is the subject of the untrue statement or omission or if the Company shall sustain the burden of proving that the Shareholders or such agent or underwriter sold securities to the person alleging such Claims without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable prospectus (excluding any documents incorporated by reference therein) or of the applicable prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein), if the Company had previously furnished copies thereof to each Shareholder or such agent or underwriter, and such prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement.

(b) Indemnification by the Shareholders and Any Agents or Underwriters. The Shareholders shall, and hereby agree, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors, officers, employees and controlling persons, if any, and each underwriter, its partners, officers, directors, employees and controlling persons, if any, in any offering or sale of Registrable Securities, against any Claims to which the Company, its directors, officers, employees and controlling persons, if any, may become subject, insofar as such Claims (including any amounts paid in settlement as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Shareholders or any agent, underwriter, or representative (as the case may be) expressly for use therein, and (ii) promptly reimburse the Company for any legal or other out-of-pocket expenses reasonably incurred by the Company in connection with investigating or defending any such Claim, provided that in no event shall any indemnification and reimbursement obligations under this Section 3.6(b) exceed the net proceeds from the offering received by a Shareholder.

(c) Notice of Claims, Etc. Promptly after receipt by an indemnified party under subSection (a) or (b) above of written notice of the commencement of any action or proceeding for which indemnification under subSection (a) or (b) may be requested, such indemnified party shall, without regard to whether a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of, or as contemplated by, this Section 3.6, notify such indemnifying party and the underwriter in writing of the commencement of such action or proceeding; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party in respect of such action or proceeding on account of the indemnification provisions of or contemplated by Section 3.6(a) or 3.6(b) hereof unless the indemnifying party was materially prejudiced by such failure of the indemnified party to give such notice, and in no event shall such omission relieve the indemnifying party from any other liability it may have to such indemnified party. In case any such action or proceeding shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, such indemnifying party shall be entitled to participate therein and, to the extent that it shall determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall have the right to control its defense and shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate counsel). If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for each indemnified party with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld, conditioned or delayed. No indemnifying party shall, without the prior written consent of the indemnified party, compromise or consent to entry of any judgment or enter into any settlement agreement with respect to any action or proceeding in respect of which indemnification is sought under Section 3.6(a) or (b) (whether or not the indemnified party is an actual or potential party thereto), unless such compromise, consent or settlement includes, as an unconditional term thereof, the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of such claim or litigation and does not subject the indemnified party to any material injunctive relief or other material equitable remedy.

(d) Contribution. The Shareholders and the Company agree that if, for any reason, the indemnification provisions contemplated by Sections 3.6(a) or 3.6(b) hereof are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of, and benefits derived by, the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The relative benefit derived by the parties shall be determined by reference to the fact that the Company entered into this Agreement as an integral part of the transactions pursuant to which the Shares were acquired. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.6(d) were determined (i) by pro rata allocation (even if the Shareholders or any agents for, or underwriters of, the Registrable Securities, or all of them, were treated as one entity for such purpose); or (ii) by any other method of allocation which does not take account of the equitable considerations referred to in this Section 3.6(d). The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 3.6(c) hereof) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The indemnification and contribution required by this Section 3.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(f) Beneficiaries of Indemnification. The obligations of the Company under this Section 3.6 shall be in addition to any liability that it may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer, director and partner of the Shareholders or any Subsidiary Holder, each agent of the Shareholders or any Subsidiary Holder, each underwriter of the Registrable Securities and each person, if any, who controls the Shareholders or any Subsidiary Holder or any such agent or underwriter within the meaning of the Securities Act; and the obligations of the Shareholders and each Subsidiary Holder and any agents or underwriters contemplated by this Section 3.6 shall be in addition to any liability that the Shareholders or any Subsidiary Holder or their respective agents or underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in any registration statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

Section 3.7. Underwriters. If any of the Registrable Securities are to be sold pursuant to an underwritten offering, the investment banker or bankers and the managing underwriter or underwriters thereof shall be selected by the Company except in the case of a Demand Registration, in which the managing underwriter or underwriters shall be selected by the Shareholders, provided that such managing underwriter or underwriters must be of recognized international standing.

Section 3.8. Exchange Act Filings; Rule 144: Rule 144A. (a) For so long as any Registrable Securities remain outstanding, the Company covenants to and with the Shareholders that to the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(I) of Rule 144 adopted by the SEC under the Securities Act and the rules and regulations adopted by the SEC thereunder) and shall take such further action as the Shareholders may reasonably request, all to the extent required from time to time to enable the Shareholders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the SEC. Upon the request of the Shareholders, the Company shall deliver to each Shareholder a written statement as to whether it has complied with such requirements.

(b) If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Company agrees, upon the request of the Shareholders seeking to transfer Registrable Securities in conformity with Rule 144A under the Securities Act, to furnish to each Shareholder or prospective purchasers of the Registrable Securities from the Shareholders the information required by Rule 144A(d)(4)(i) under the Securities Act in the manner and at the times contemplated by such Rule.

(c) The Company covenants to make available “adequate current public information” concerning the Company within the meaning of Rule 144(c) under the Securities Act.

Section 3.9. Agreement of the Shareholders. The Shareholders agree not to, and they shall cause their respective subsidiaries not to, make any sale, transfer or other disposition of Registrable Securities except in compliance with the registration requirements of the Securities Act and the rules and regulations thereunder and in accordance with the terms of this Agreement.

Section 3.10. Legends. (a) Stop transfer restrictions will be given to the Company’s transfer agent(s) with respect to the Registrable Securities and there will be placed on the certificates or instruments representing the Registrable Securities, and on any certificate or instrument delivered in substitution therefor, a legend stating in substance:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO SUCH REGISTRATION OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(b) The Company hereby agrees that it will cause stop transfer restrictions to be released with respect to any Registrable Securities that are transferred (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 or 145 under the Securities Act, (iii) in accordance with the requirements of Rule 903 or 904 of Regulation S under the Securities Act, or (iv) pursuant to another exemption from the registration requirements of the Securities Act; provided, however, that in the case of any transfer pursuant to clause (ii), (iii) or (iv) above, the request for transfer is accompanied by a written statement signed by the Shareholder confirming compliance with the requirements of the relevant exemption from registration; and provided, further, that in the case of any transfer pursuant to clause (iv) above, other than any transfer by a Shareholder to one or more of the such Shareholder’s direct or indirect subsidiaries, or among such subsidiaries, or by any such subsidiary to either Shareholder, the Company shall have received a written opinion of counsel reasonably satisfactory to the Company. The Company further agrees that it will cause the legend described in subSection (a) of this Section 3.10 to be removed in the event of any transfer as provided in clause (i), (ii) or (iii) above.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Term of Agreement; Termination. The terms of this Agreement shall commence on the date hereof and shall terminate on the fifth anniversary of the date hereof.

Section 4.2. Recapitalizations, Exchanges, Etc. Affecting the Shares. The provisions of this Agreement shall apply to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Registrable Securities, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any such event, amounts hereunder shall be appropriately adjusted.

Section 4.3. Amendment. This Agreement may not be amended and no waiver shall be effective except by a written instrument, duly executed by the Company and the Shareholders holding at least 70% of the Registrable Securities outstanding at the time of such amendment or waiver.

Section 4.4. Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers ,and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered personally or by courier, three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission if promptly confirmed by one of the foregoing means, as follows:

If to PAI:

Palo Alto Investors, LLC

470 University Avenue

Palo Alto, CA 94301

Attention: Scott Smith

Fax: (650) 325-5028

with a copy to:

O’Melveny & Myers LLP

Two Embarcadero Center, 28th Floor

San Francisco, CA 94111

Attention: Paul Scrivano, Esq.

Fax: (415) 984-8701

If to Sofinnova:

Sofinnova Venture Partners VIII, L.P.

2800 Sand Hill Road, Suite 150

Menlo Park, CA 94025

Attention: Hooman Shahlavi

Fax: (650) 322-2037

with a copy to:

O’Melveny & Myers LLP

Two Embarcadero Center, 28th Floor

San Francisco, CA 94111

Attention: Paul Scrivano, Esq.

Fax: (415) 984-8701

If to Growth Equity Opportunities III, L.P.:

New Enterprise Associates 14, L.P.

New Enterprise Associates

2855 Sand Hill Road

Menlo Park, CA 94025

Ph: 650-854-9499

Attention: Frank M. Torti, MD

email: ftorti@nea.com

with a copy to:

New Enterprise Associates

1954 Greenspring Drive, Suite 600

Timonium, MD 21093

Attention: Louis S. Citron, Chief Legal Officer

email: lcitron@nea.com

Fax: 410-842-4100

and

Proskauer Rose LLP

One International Place

Boston, MA 02110

Attention: Ori Solomon

email: osolomon@proskauer.com

Fax: 617-526-9899

If to the Company:

Alimera Sciences, Inc.

6120 Windward Parkway, Suite 290

Alpharetta, GA 30005

Attention: Richard S. Eiswirth, Jr.

Fax: (678) 990-5744

with a copy to:

Gunderson Dettmer Stough

Villeneuve Franklin & Hachigian, LLP

850 Winter Street

Waltham, MA 02451

Attention: Gregg A. Griner, Esq.

Fax: (877) 881-9197

Section 4.5. Integration. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to its subject matter other than those expressly set forth or referred to herein.

Section 4.6. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 4.7. Assignability. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by the Shareholders or any Subsidiary Holder without the prior written consent of the Company; provided that this Agreement may be assigned by either Shareholder without the written consent of the Company to an Affiliate of such Shareholder. Notwithstanding the foregoing, no assignment will be effective unless (i) such Shareholder has provided the Company with written notice at the time of such assignment stating the name and address of the assignee and identifying the securities with respect to which the rights under this Agreement are being assigned, and (ii) the assignee has at the time of such assignment agreed in writing to acquire and hold such securities subject to the provisions of this Agreement as if such assignee were such Shareholder or Subsidiary Holder.

Section 4.8. Counterparts. This Agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 4.9. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to principles of conflicts flaw.

Section 4.10. Severability. In the event anyone or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired, and such unreasonable, unlawful or unenforceable provision shall be interpreted, revised or applied in the manner that renders it lawful and enforceable to the fullest extent possible under law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties named below have hereto set their hands as of the day and year first above written.

ALIMERA SCIENCES, INC.

By:	/s/ C. Daniel Myers
Name:	C. Daniel Myers
Title:	President and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties named below have hereto set their hands as of the day and year first above written.

PALO ALTO HEALTHCARE MASTER FUND, L.P.*

By:	Palo Alto Investors, LLC
Its General Partner

By:	/s/ Scott R. Smith
Name: Scott R. Smith
Title: Chief Compliance Officer

PALO ALTO HEALTHCARE MASTER FUND II, L.P.*

By:	Palo Alto Investors, LLC
Its General Partner

By:	/s/ Scott R. Smith
Name: Scott R. Smith
Title: Chief Compliance Officer

MICRO CAP PARTNERS, L.P.*

By:	Palo Alto Investors, LLC
Its General Partner

By:	/s/ Scott R. Smith
Name: Scott R. Smith
Title: Chief Compliance Officer

*	By executing this Registration Rights Agreement, the undersigned hereby consents to and agrees to be bound by the Securities Purchase Agreement, dated July 17, 2012 by and between the Company and the parties thereto, as amended, including, without limitation, all representations and warranties contained therein, as if it were an original signatory thereto.

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties named below have hereto set their hands as of the day and year first above written.

Sofinnova Venture Partners VIII, L.P.

By:	Sofinnova Management VIII, L.L.C.
its General Partner

By:	/s/ Garheng Kong
Name:	Garheng Kong
Title:	Managing Member

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties named below have hereto set their hands as of the day and year first above written.

Growth Equity Opportunities Fund III, LLC

By:	/s/ Louis S. Citron
Louis S. Citron
Vice President

[Signature Page to Registration Rights Agreement]